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                                                                   EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-72228) and related Prospectus of Wesbanco, Inc., dated January 11, 1994 and to the use of our report dated February 4, 1993 with respect to the consolidated financial statements of First Fidelity Bancorp, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission and in its Annual Report to Shareholders, which is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 33-72228) and related Prospectus of Wesbanco, Inc., dated January 11, 1994.


                                                                  Ernst & Young


                                                                  ERNST & YOUNG

January 7, 1994
Pittsburgh, Pennsylvania